UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2021

Spruce Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39594	81-2154263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Junipero Serra Boulevard, Suite 640 Daly City, California		94014
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 655-4168

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SPRB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

The information in Item 8.01 is incorporated by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Javier Szwarcberg as Chief Executive Officer and Director

On January 1, 2022, the Board of Directors (the “Board”) of Spruce Biosciences, Inc. (the “Company”) appointed Javier Szwarcberg, M.D., MPH, as the Company’s Chief Executive Officer, effective January 3, 2022 (the “Start Date”). Dr. Szwarcberg will succeed Michael Grey, who had served as the Company’s Interim Chief Executive Officer since November 15, 2021, and who will continue to hold his position as Executive Chairman of the Board.  On January 1, 2022, the Board also appointed Dr. Szwarcberg as a member of the Board effective as of the Start Date. Dr. Szwarcberg will serve as a Class III director of the Company until the 2023 annual stockholder meeting and until his successor is duly elected and qualified, or sooner in the event of his death, resignation or removal.

Dr. Szwarcberg, age 52, previously served as Group Vice President, Head of Product and Portfolio Development for BioMarin Pharmaceutical Inc., a biotechnology company, from February 2020 to January 2022. Prior to joining BioMarin Pharmaceutical, Dr. Szwarcberg served as Senior Vice President, Program and Portfolio Management for Ultragenyx Pharmaceutical Inc., a biotechnology company, from October 2017 to February 2020. From October 2016 to October 2017, Dr. Szwarcberg served as Vice President of Clinical Development & Business Development for Horizon Pharma plc, a biopharmaceutical company. Dr. Szwarcberg received an M.D. from the University of Buenos Aires and an MPH from the Harvard T.H. Chan School of Public Health.

In connection with Dr. Szwarcberg’s appointment, the Company entered into an offer letter with Dr. Szwarcberg dated December 29, 2021 (the “Offer Letter”). Under the terms of the Offer Letter, Dr. Szwarcberg will receive an annual base salary of $540,000 per year. He is eligible to receive an annual performance bonus of up to 50% of his base salary based on the attainment of corporate performance metrics and individual performance objectives, in each case established and evaluated by the Board or the Compensation Committee of the Board (the “Compensation Committee”) in its sole good faith discretion. Upon recommendation of the Compensation Committee and pursuant to the Offer Letter, the Board granted Dr. Szwarcberg an option to purchase 750,000 shares of the Company’s common stock (the “First Option Award”). The First Option Award will vest over a period of four years, with 25% of the shares subject to the First Option Award vesting on the first anniversary of the Start Date, and the remaining shares subject to the First Option Award vesting in 36 equal monthly installments thereafter, in each case subject to Dr. Szwarcberg’s continuous service through the applicable vesting dates. In addition, upon recommendation of the Compensation Committee and pursuant to the Offer Letter, the Board granted Dr. Szwarcberg an additional option to purchase 250,000 shares of the Company’s common stock (the “Second Option Award”). Subject to Dr. Szwarcberg’s continuous service through such dates, 50% of the shares subject to the Second Option Award will vest upon the successful enrollment of the CAHmelia-204 clinical trial, and the remaining 50% of the shares subject to the Second Option Award will vest upon the announcement of positive data from the CAHmelia-204 clinical trial, in each case as determined by the Board or the Compensation Committee in its sole good faith discretion. The First Option Award and Second Option Award each have a per share exercise price equal to $4.59, the closing sale price of the Company’s common stock as reported on the Nasdaq Global Select Market on the Start Date. The First Option Award and Second Option Award constitute inducement awards in accordance with Nasdaq Listing Rule 5635(c)(4) and were granted outside the Company’s 2020 Equity Incentive Plan (the “Plan”) but pursuant to the terms of the Plan as if such awards were made under the Plan.  In connection with such awards, the Board adopted a form of inducement award stock option grant notice, option agreement, and notice of exercise (the “Inducement Option Grant Package”).

Dr. Szwarcberg will be eligible to participate in the Company’s Severance and Change in Control Plan (the “Severance Plan,” a copy of which is incorporated by reference as Exhibit 10.9 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 22, 2021), provided that the enhanced benefits under the Severance Plan applicable to a Change in Control Termination (as defined in the Severance Plan) will only apply for a Change in Control (as defined in the Severance Plan) with an effective date on or after the first anniversary of the Start Date. Dr. Szwarcberg will enter into the Company’s standard form of Indemnity Agreement for directors and executive officers of the Company.

There is no arrangement or understanding between Dr. Szwarcberg and any other person pursuant to which he was selected as an executive officer of the Company, and there are no family relationships between Dr. Szwarcberg and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Dr. Szwarcberg has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

The foregoing descriptions of the Offer Letter and the Inducement Option Grant Package are not complete and are qualified in their entirety by reference to the text of the Offer Letter and the Inducement Option Grant Package, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Appointment of Samir Gharib as President

On January 1, 2022, the Board appointed Samir Gharib, MBA, as the Company’s President, effective as of the Start Date. Mr. Gharib will also continue to serve as the Company’s Chief Financial Officer. In connection with Mr. Gharib’s promotion and upon the recommendation of the Compensation Committee, the Board (i) increased Mr. Gharib’s annual base salary to $430,000 per year, (ii) increased Mr. Gharib’s target bonus for 2022 performance to 45% of his annual base salary and (iii) granted Mr. Gharib an additional option to purchase 70,000 shares of the Company’s common stock pursuant to the terms of the Plan (the “Gharib Option”). Subject to Mr. Gharib’s continuous service through such dates, the Gharib Option will vest in 48 equal monthly installments commencing on the Start Date. The Gharib Option has an exercise price per share equal to $4.59, the closing sales price of the Company’s common stock as reported on the Nasdaq Global Select Market on the Start Date.

Item 8.01 Other Events.

The Company estimates that its cash, cash equivalents and investments were $121.4 million as of December 31, 2021. This amount is unaudited and preliminary and is subject to completion of financial closing procedures. As a result, this amount may differ materially from the amount that will be reflected in the Company’s financial statements as of and for the quarter ended December 31, 2021.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Offer Letter, by and between the Company and Javier Szwarcberg, M.D., MPH, dated December 29, 2021.
10.2	Form of Stock Option Grant Notice, Option Agreement and Notice of Exercise for Inducement Grant Outside of the Spruce Biosciences, Inc. 2020 Equity Incentive Plan.
99.1	Press Release of Spruce Biosciences, Inc. dated January 5, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPRUCE BIOSCIENCES, INC.

Date: January 5, 2022	By:	/s/ Samir Gharib
Samir Gharib
President and Chief Financial Officer

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